UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On May 18, 2016, Bridgepoint Education, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"), at which the Company's stockholders (i) elected Ryan Craig, Robert Hartman and Victor K. Nichols as Class I directors for a three-year term to expire at the 2019 Annual Meeting of Stockholders, (ii) ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016 and (iii) approved the First Amendment to the Company's Amended and Restated 2009 Stock Incentive Plan to provide for the grant of performance-based cash awards. These proposals are more fully described in the Company's definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 6, 2016. As of March 24, 2016, the record date for the Annual Meeting, there were 46,027,328 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 44,474,580 shares of the Company's common stock were represented in person or by proxy.
The final voting results with respect to each matter voted upon at the Annual Meeting were as follows:
Proposal 1 - Election of three Class I directors, Ryan Craig, Robert Hartman and Victor K. Nichols, for a three-year term to expire at the 2019 Annual Meeting of Stockholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ryan Craig	36,977,037	4,903,710	2,593,833
Robert Hartman	36,977,537	4,903,210	2,593,833
Victor K. Nichols	35,791,111	6,089,636	2,593,833
Proposal 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
44,332,369	32,542	109,669	—
Proposal 3 - Approval of the First Amendment to the Company's Amended and Restated 2009 Stock Incentive Plan to provide for the grant of performance-based cash awards:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
31,930,628	9,527,787	422,332	2,593,833

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel